Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com

Ingevity reports second quarter 2017 financial results

•	Net sales of $260.3 million were up more than 6 percent versus the prior year quarter’s sales of $245.4 million

•
Net income of $35.8 million resulted in net income as a percentage of sales of 13.8 percent, compared to net income of $25.9 million which resulted in net income as a percentage of sales of 10.6 percent in the prior year quarter

•	Diluted earnings per share were $0.76; diluted adjusted earnings per share were $0.78

•	Adjusted EBITDA of $67.2 million were up almost 15 percent compared to second quarter 2016 adjusted EBITDA of $58.5 million

•	Adjusted EBITDA margin of 25.8 percent increased 200 basis points versus second quarter 2016

•	Company raises fiscal year 2017 sales guidance to between $940 million and $955 million and adjusted EBITDA guidance to between $220 million and $230 million

The results and guidance in this release include Non-GAAP financial measures. Refer to the section entitled “Use of Non-GAAP Financial Measures” within this release.
Additionally, this release includes revisions to prior year periods’ financial results. Refer to the section entitled “Correction to Previously Issued Financial Statements.”

NORTH CHARLESTON, S.C., Aug. 2, 2017 - Ingevity Corporation (NYSE:NGVT) today reported second quarter net sales of $260.3 million and net income of $35.8 million, representing 13.8 percent of sales. Sales increased 6.1 percent versus $245.4 million in the prior year’s second quarter and net income increased 38.2 percent versus $25.9 million last year. The second quarter diluted earnings per share were $0.76. Diluted adjusted earnings per share were $0.78 excluding restructuring and other costs of $0.02 per share. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $67.2 million were up 14.9 percent versus second quarter 2016 adjusted EBITDA of $58.5 million. Ingevity’s second quarter adjusted EBITDA margin of 25.8 percent was up 200 basis points from the prior year’s second quarter adjusted EBITDA margin of 23.8 percent.

“We delivered strong financial results in the second quarter,” said Michael Wilson, Ingevity’s president and CEO. “Halfway through the year, our Performance Materials segment is realizing the growth we anticipated in the global automotive market. In addition, we’re achieving better than expected results in our Performance Chemicals segment due to our strong execution and improving market fundamentals.”

Wilson said that revenues and earnings were driven predominantly by volume gains. Earnings were further augmented by a lower cost structure put in place via strategic initiatives over the past 18 months, in addition to lower raw material costs - particularly for crude tall oil (CTO) - and manufacturing efficiencies. These positive impacts were partially offset by higher selling, general and administrative (SG&A) costs and negative foreign currency exchange impacts.

Performance Chemicals

Second quarter 2017 sales in the Performance Chemicals segment were $170.8 million, down $0.4 million, or 0.2 percent, versus the second quarter 2016. Segment operating profit was $26.4 million, up $3.4 million, or 14.8 percent, versus the prior year quarter segment operating profit. Segment EBITDA were $31.5 million, up $2.9 million, or 10.1 percent, versus the prior year quarter segment EBITDA.

“Despite flat revenue, we grew segment EBITDA in our Performance Chemicals segment by double digits due to higher oilfield volumes, lower costs and higher manufacturing efficiency. This reflects continuing strength in the markets for higher value, derivatized products,” Wilson said. “Sales to oilfield customers, which were driven by increased drilling in the U.S., were offset by lower sales to industrial specialties applications. Sales to pavement application customers in the quarter were in line with a particularly strong quarter in 2016.”

Performance Materials

Second quarter 2017 sales in the Performance Materials segment were $89.5 million, up $15.3 million, or 20.6 percent, versus the second quarter 2016. Segment operating profit was $30.7 million, up $4.5 million, or 17.2 percent, versus the prior year quarter segment operating profit. This translated to a segment operating margin of 34.3 percent versus 35.3 percent in the prior year period. Segment EBITDA were $35.7 million, up $5.8 million, or 19.4 percent, versus the prior year segment EBITDA.

“Adoption of Ingevity’s solutions for U. S. Environmental Protection Agency (EPA) Tier 3 and California LEV III standards for gasoline vapor emission control helped drive a 20.6 percent increase in segment sales and a 19.4 percent increase in adjusted EBITDA,” said Wilson. “These include our ‘honeycomb’ scrubbers made at our Purifications Cellutions joint venture and our activated carbon sheets.”

Wilson said that earnings in the Performance Materials segment were also aided by the scale-up and increased utilization at the company’s Zhuhai, China, facility, and were partially offset by higher plant spending in support of higher volumes. The segment’s EBITDA margin of 39.9 percent was down slightly year over year as earnings on higher net sales were negatively impacted by foreign exchange translation losses during the quarter. Excluding these inter-company foreign exchange impacts, segment EBITDA margins were 42.3 percent versus 40.7 percent in the prior year period.

Outlook

Ingevity raised its fiscal year 2017 guidance for sales from between $930 million and $950 million to $940 million and $955 million. The company also raised its guidance for adjusted EBITDA from between $215 million and $225 million to between $220 million and $230 million.

“Six months in, we have much better visibility into our full-year performance,” said Wilson. “The growth in our Performance Materials business and the strong execution of the turnaround in Performance Chemicals support our confidence in reaching our revised year-end targets.”

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Additional Information
The company will host a conference call on Thursday, August 3, 2017, at 10 a.m. (Eastern Time) to discuss second quarter fiscal results. Those who wish to participate in this event should dial 800-230-1059 (inside the U.S.) or 612-234-9959 (outside the U.S.), at least 15 minutes prior to the start of the call. In addition, a slide deck for use during the conference call will be posted on the Investors section of Ingevity’s website shortly before the call begins. Replays will be available through September 3, 2017, and can be accessed at 800-475-6701 (inside the U.S.) or 320-365-3844 (outside the U.S.), with access code 426265.

Correction to Previously Issued Financial Statements
During the quarters and year ended December 31, 2016, Ingevity identified various errors related to its previously issued annual and interim Consolidated Financial Statements. The impact of the revision to the previously issued financial statements for the three and six months ended June 30, 2016 is reflected in the schedules to this press release.

Use of Non-GAAP Financial Measures

Ingevity has presented certain financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are included in the financial schedules accompanying this news release, under the section entitled "Non-GAAP Financial Measures."

A reconciliation of net income to adjusted EBITDA as projected for 2017 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market or adoption of alternative technologies; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products and new technologies; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016 and our other periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

###

TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Condensed Consolidated Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Condensed Consolidated Balance Sheets	Financial Schedules - Page 3
Condensed Consolidated Statements of Cash Flows	Financial Schedules - Page 4
Correction to Previously Issued Financial Statements	Financial Schedules - Page 5
Non-GAAP Financial Measures	Financial Schedules - Page 6
Reconciliation of Adjusted Earnings (Loss)	Financial Schedules - Page 7
Reconciliation of Adjusted EBITDA	Financial Schedules - Page 8
Reconciliation of Segment EBITDA	Financial Schedules - Page 9

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2017	2016 (1)	2017	2016 (1)
Net sales	$260.3	$245.4	$478.8	$445.0
Cost of sales	170.5	170.7	318.3	307.3
Gross profit	89.8	74.7	160.5	137.7
Selling, general and administrative expenses	26.3	22.8	52.3	45.6
Research and technical expenses	4.7	4.6	9.8	9.3
Separation costs	0.2	4.7	0.5	11.1
Restructuring and other (income) charges, net	1.1	1.0	3.4	5.6
Other (income) expense, net	1.7	(1.9)	1.4	(5.7)
Interest expense, net	2.8	5.0	6.1	10.4
Income before income taxes	53.0	38.5	87.0	61.4
Provision for income taxes	17.2	12.6	28.2	23.8
Net income (loss)	35.8	25.9	58.8	37.6
Less: Net income (loss) attributable to noncontrolling interests	3.7	1.8	7.7	4.3
Net income (loss) attributable to Ingevity stockholders	$32.1	$24.1	$51.1	$33.3

Earnings (loss) per common share attributable to Ingevity stockholders
Basic	$0.76	$0.57	$1.21	$0.79
Diluted	$0.76	$0.57	$1.21	$0.79
Average number of shares outstanding used in the earnings (loss) per share computations (2)
Basic	42.1	42.1	42.1	42.1
Diluted	42.4	42.1	42.4	42.1
_________________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct for various immaterial errors previously identified during the quarter and year ended December 31, 2016. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

(2) On May 15, 2016, WestRock distributed 42,102 thousand shares of Ingevity's common stock to holders of its common stock. The computation of basic and diluted earnings per common share for all periods prior to May 15, 2016 was calculated using the number of shares distributed on May 15, 2016.

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2017	2016 (1)	2017	2016 (1)
Net sales
Performance Materials	$89.5	$74.2	$172.9	$144.3
Performance Chemicals	170.8	171.2	305.9	300.7
Total net sales	$260.3	$245.4	$478.8	$445.0

Segment operating profit
Performance Materials	$30.7	$26.2	$60.2	$56.9
Performance Chemicals	26.4	23.0	36.8	31.6
Total segment operating profit	57.1	49.2	97.0	88.5

Separation costs (2)	(0.2)	(4.7)	(0.5)	(11.1)
Restructuring and other income (charges) (3)	(1.1)	(1.0)	(3.4)	(5.6)
Interest expense, net	(2.9)	(5.0)	(6.1)	(10.4)
Provision for income taxes	(17.2)	(12.6)	(28.2)	(23.8)
Net (income) loss attributable to noncontrolling interests	(3.6)	(1.8)	(7.7)	(4.3)
Net income (loss) attributable to the Ingevity stockholders	$32.1	$24.1	$51.1	$33.3
_________________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct for various immaterial errors previously identified during the quarter and year ended December 31, 2016. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

(2) Represents transaction costs associated with separation of Ingevity from WestRock. These costs are primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(3) For the three and six months ended June 30, 2017 and June 30, 2016 the charges related to Performance Materials and Performance Chemicals as shown in the table below:
	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2017	2016	2017	2016
Performance Materials	$—	$—	$—	$0.8
Performance Chemicals	1.1	1.0	3.4	4.8
Total	$1.1	$1.0	$3.4	$5.6

Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets

In millions	June 30, 2017	December 31, 2016
Assets	(unaudited)
Cash and cash equivalents	$40.6	$30.5
Accounts receivable, net	113.1	89.8
Inventories, net	154.6	151.2
Prepaid and other current assets	24.0	23.7
Current assets	332.3	295.2
Property, plant and equipment, net	424.1	422.8
Restricted investment	70.4	69.7
Other assets	47.3	45.1
Total assets	$874.1	$832.8
Liabilities and Equity
Accounts payable	$75.9	$79.2
Accrued expenses	18.5	19.3
Other current liabilities	39.1	38.4
Current liabilities	133.5	136.9
Long term debt including capital lease obligations	463.5	481.3
Deferred income taxes	69.6	69.8
Other liabilities	11.4	10.2
Total liabilities	678.0	698.2
Equity	196.1	134.6
Total liabilities and equity	$874.1	$832.8

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
In millions	2017	2016 (1)
Cash flows from operating activities:	$52.7	$36.2
Cash flows from investing activities:
Capital expenditures	(21.8)	(22.2)
Restricted investment	(0.7)	(69.1)
Net investment in equity securities	(2.0)	—
Other investing activities, net	(3.0)	—
Net cash provided (used) by investing activities	(27.5)	(91.3)
Cash flows from financing activities:
Net borrowings under our revolving credit facility	(9.1)	190.0
Proceeds from long-term borrowings	—	300.0
Debt issuance costs	—	(3.5)
Borrowings (repayments) of notes payable and other short-term borrowings, net	—	(9.4)
Taxes withheld for employee equity award vesting	(0.5)	—
Treasury share repurchases	(0.7)	—
Noncontrolling interest distributions	(4.8)	(1.7)
Cash distributed to WestRock at separation	—	(448.5)
Transactions with WestRock, net	—	51.9
Net cash provided (used) by financing activities	(15.1)	78.8
Increase (decrease) in cash and cash equivalents	10.1	23.7
Effect of exchange rate changes on cash	0.4	—

Change in cash, cash equivalents and restricted cash (2)	10.5	23.7
At beginning of period (2)	30.5	32.0
At end of period (2)	$41.0	$55.7
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct for various immaterial errors previously identified during the quarter and year ended December 31, 2016. See section entitled "Correction of Previously Issued Financial Statements" on "Financial Schedules - Page 5" of this press release.

(2) Includes restricted cash of $0.5 million and zero for the periods ended June 30, 2017 and 2016, respectively. Restricted cash is included within Prepaid and Other Current Assets within the Consolidated Balance Sheets.

Financial Schedules - Page 4

Ingevity Corporation

Correction to Previously Issued Financial Statements

During 2016, Ingevity identified various errors related to its previously issued annual and interim Combined Financial Statements. Specifically, in the first quarter of 2016, the Company determined that $3.3 million of cumulative intercompany profit in inventory had not been eliminated in prior years. During the fourth quarter, the company also identified errors related to a $1.8 million understatement of accruals for services rendered in prior years, as well as errors related to the timing for which revenue has been previously recognized.

The cumulative impact of the errors identified in 2016 had resulted in the overstatement of pre-tax and net income of $1.6 million and $1.0 million in 2015 and $0.9 million and $0.6 million in 2014, and a cumulative impact to net parent investment of $2.5 million as of January 1, 2014. In addition, such errors resulted in the $9.4 million and $5.5 million overstatement of revenue in 2015 and 2014, respectively. Although Ingevity’s management has determined that the impact of such errors is immaterial to all previously issued financial statements, we revised the previously issued financial statements for the periods ended December 31, 2015 and 2014, as shown in our 2016 Annual Report, and those corrections are also reflected for the three and six months ended June 30, 2016 in the tables below.
Impact of Corrections to the Condensed Consolidated Statements of Operations

	Three Months Ended June 30, 2016	Six Months Ended June 30,2016
In millions, unaudited	increase/(decrease)	increase/(decrease)
Net sales	$(3.3)	$(7.6)
Cost of sales	(1.9)	(9.2)
Gross profit	(1.4)	1.6
Selling, general and administrative costs	(1.5)	(1.6)
Income before income taxes	0.1	3.2
Provision for income taxes	—	1.2
Net income (loss)	0.1	2.0
Net income (loss) attributable to Ingevity stockholders	0.4	1.4
Impact of Corrections to the Segment Operating Results

	Three Months Ended June 30, 2016	Six Months Ended June 30,2016
In millions, unaudited	increase/(decrease)	increase/(decrease)
Net sales
Performance Materials	$(0.3)	$(1.0)
Performance Chemicals	(3.0)	(6.6)
Total net sales	$(3.3)	$(7.6)

Segment operating profit
Performance Materials	$(0.1)	$3.0
Performance Chemicals	0.2	0.2
Total segment operating profit	$0.1	$3.2

Impact of Corrections to the Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2016
In millions, unaudited	increase/(decrease)
Cash flows from operating activities:	$(0.5)
Cash flows from financing activities:
Transactions with WestRock, net	0.5
Net cash provided (used) by financing activities	$0.5

Financial Schedules - Page 5

Ingevity Corporation

Non-GAAP Financial Measures

Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures:

Adjusted earnings (loss) is defined as net income (loss) attributable to Ingevity stockholders plus restructuring and other (income) charges, separation costs, and the income tax expense (benefit) on those items.

Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share attributable to Ingevity stockholders plus restructuring and other (income) charges per share, separation costs per share, and the income tax expense (benefit) per share on those items.

Adjusted EBITDA is defined as net income (loss) plus provision for income taxes, interest expense, depreciation and amortization, separation costs and restructuring and other (income) charges.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales

Segment EBITDA is defined as segment operating profit plus depreciation and amortization.

Segment EBITDA Margin is defined as Segment EBITDA divided by Net Sales.

The Company also uses the above financial measures as the primary measures of profitability used by managers of the business and its segments. In addition, the Company believes Adjusted EBITDA, Adjusted EBITDA Margin, Segment EBITDA and Segment EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of these non-GAAP financial measures are set forth within the following pages.

A reconciliation of net income to adjusted EBITDA as projected for 2017 is not provided. Ingevity does not forecast net income as we cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts; unaudited	2017	2016 (1)	2017	2016 (1)
Net income (loss)	$35.8	$25.9	$58.8	$37.6
Less: Net income (loss) attributable to noncontrolling interests	3.7	1.8	7.7	4.3
Net income (loss) attributable to Ingevity stockholders (GAAP)	32.1	24.1	51.1	33.3
Restructuring and other (income) charges (2)	1.1	1.0	3.4	5.6
Separation costs (3)	0.2	4.7	0.5	11.1
Income tax effect on items above	(0.1)	(1.5)	(0.8)	(3.4)
Adjusted earnings (loss) (Non-GAAP)	$33.3	$28.3	$54.2	$46.6

Diluted earnings (loss) per common share (GAAP)	$0.76	$0.57	$1.21	$0.79
Restructuring and other (income) charges	0.02	0.03	0.08	0.13
Separation costs	—	0.11	0.01	0.26
Income tax effect on items above	—	(0.04)	(0.02)	(0.08)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.78	$0.67	$1.28	$1.10

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations	42.4	42.1	42.4	42.1
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct for various immaterial errors previously identified during the quarter and year ended December 31, 2016.

(2) Charges for the three months ended June 30, 2017 include $1.1 million in costs primarily associated with the exit of our Performance Chemicals' manufacturing operations in Palmeira, Santa Catarina, Brazil. Charges incurred for the six months ended June 30, 2017 include $1.3 million in severance and other employee-related costs related to a reorganization as part of an effort to streamline our leadership team, flatten the organization and reduce costs. Additional charges include $2.1 million in miscellaneous costs primarily associated with the exit of our Performance Chemicals' manufacturing operations in Palmeira, Santa Catarina, Brazil. Charges incurred during 2016 relate to two restructuring activities that commenced in the first quarter of 2016. Charges for the three months ended June 30, 2016 were comprised of accelerated depreciation of $0.3 million and miscellaneous exit costs of $0.7 million. Charges to the six months ended June 30, 2016 were comprised of asset write-downs, including accelerated depreciation of $0.4 million and $5.2 million in severance related charges.

(3) In connection with the separation from WestRock we have incurred pre-tax separation costs. These costs were primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, unaudited	2017	2016 (1)	2017	2016 (1)
Net income (loss) (GAAP)	$35.8	$25.9	$58.8	$37.6
Provision for income taxes	17.2	12.6	28.2	23.8
Interest expense, net	2.8	5.0	6.1	10.4
Separation costs	0.2	4.7	0.5	11.1
Depreciation and amortization	10.1	9.3	20.4	18.3
Restructuring and other (income) charges	1.1	1.0	3.4	5.6
Adjusted EBITDA (Non-GAAP)	$67.2	$58.5	$117.4	$106.8

Net sales	$260.3	$245.4	$478.8	$445.0
Net income (loss) margin	13.8%	10.6%	12.3%	8.4%
Adjusted EBITDA margin	25.8%	23.8%	24.5%	24.0%
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct for various immaterial errors previously identified during the quarter and year ended December 31, 2016.

Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Segment Operating Profit (GAAP) to Segment EBITDA (Non-GAAP)

In millions, unaudited	Three Months Ended June 30,		Six Months Ended June 30,
Performance Materials	2017	2016 (1)	2017	2016 (1)

Segment operating profit (GAAP)	$30.7	$26.2	$60.2	$56.9
Depreciation and amortization	5.0	3.7	10.0	6.9
Segment EBITDA (Non-GAAP)	$35.7	$29.9	$70.2	$63.8
Inter-company foreign currency loss/(gain)	2.2	0.3	1.3	(1.6)
Segment EBITDA excluding inter-company foreign currency impacts (Non-GAAP)	$37.9	$30.2	$71.5	$62.2

Net sales	$89.5	$74.2	$172.9	$144.3
Segment operating margin	34.3%	35.3%	34.8%	39.4%
Segment EBITDA margin	39.9%	40.3%	40.6%	44.2%
Segment EBITDA margin excluding inter-company foreign currency impacts	42.3%	40.7%	41.4%	43.1%

Performance Chemicals
Segment operating profit (GAAP)	$26.4	$23.0	$36.8	$31.6
Depreciation and amortization	5.1	5.6	10.4	11.4
Segment EBITDA (Non-GAAP)	$31.5	$28.6	$47.2	$43.0

Net sales	$170.8	$171.2	$305.9	$300.7
Segment operating margin	15.5%	13.4%	12.0%	10.5%
Segment EBITDA margin	18.4%	16.7%	15.4%	14.3%
_______________
(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to our financial statements to correct for various immaterial errors previously identified during the quarter and year ended December 31, 2016.

Financial Schedules - Page 9